EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2022 Third Quarter Results

Summary

  Net income of $23.5 million, or $1.04 diluted earnings per share
  ROAA of 1.22%, ROAE of 13.34% and ROATCE of 20.24%
  Total loans increased 27.8% annualized from prior quarter
  Continued growth in noninterest-bearing and total deposits
  Nonperforming assets declined 14.2% from end of prior quarter
  Total capital ratio strengthened with the recent preferred stock offering

EFFINGHAM, Ill., Oct. 20, 2022 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (Nasdaq: MSBI) (the “Company”) today reported net income of $23.5 million, or $1.04 diluted earnings per share, for the third quarter of 2022. This compares to net income of $21.9 million, or $0.97 diluted earnings per share, for the second quarter of 2022. This also compares to net income of $19.5 million, or $0.86 diluted earnings per share, for the third quarter of 2021.

Jeffrey G. Ludwig, President and Chief Executive Officer of the Company, said, “We continue to see healthy economic conditions throughout our markets and strong loan demand. Our commercial banking teams are effectively capitalizing on the loan demand across all areas of our lending, resulting in well balanced loan production and 28% annualized growth in total loans during the third quarter. The strong loan growth helped us to generate further improvement in earnings and our level of returns.

“Following the capital raised through our preferred stock offering in the third quarter, we are well positioned to support continued balance sheet growth, although we expect our level of loan growth to moderate as higher interest rates and economic uncertainty have a greater impact on loan demand. Even with a lower level of loan growth, given our higher net interest margin and increased efficiencies, we believe we can continue to generate strong financial results for our shareholders, which will help us to further increase our capital ratios and support the continued growth of our franchise,” said Mr. Ludwig.

Net Interest Margin

Net interest margin for the third quarter of 2022 was 3.63%, a slight decline from 3.65% for the second quarter of 2022 as an increase in the cost of deposits more than offset the increase in the average yield on earning assets. The Company’s net interest margin benefits from accretion income on purchased loan portfolios, which contributed 3 basis points to net interest margin in both the second and third quarters of 2022.

Relative to the third quarter of 2021, net interest margin increased 29 basis points from 3.34%, primarily due to an increase in the average yield on earning assets. Accretion income on purchased loan portfolios contributed 7 basis points to net interest margin in the third quarter of 2021. Excluding the impact of accretion income, net interest margin increased 33 basis points from the third quarter of 2021.

Net Interest Income

Net interest income for the third quarter of 2022 was $64.0 million, an increase of 4.4% from $61.3 million for the second quarter of 2022, which was primarily due to higher average loan balances. Accretion income associated with purchased loan portfolios totaled $0.5 million for the third quarter of 2022, compared with $0.6 million for the second quarter of 2022.

Relative to the third quarter of 2021, net interest income increased $12.6 million, or 24.6%, due to higher average earning assets and an increase in net interest margin. Accretion income for the third quarter of 2021 was $1.0 million.

Noninterest Income

Noninterest income for the third quarter of 2022 was $15.8 million, an increase of 8.3% from $14.6 million for the second quarter of 2022. The increase in noninterest income was primarily attributable to impairment on commercial mortgage servicing rights of approximately $0.9 million that negatively impacted noninterest income in the second quarter of 2022.

Relative to the third quarter of 2021, noninterest income increased 4.5% from $15.1 million. The increase was primarily attributable to impairment on commercial mortgage servicing rights that negatively impacted noninterest income in the third quarter of 2021.

Wealth management revenue for the third quarter of 2022 was $6.2 million, an increase of 0.9% from $6.1 million in the second quarter of 2022. Compared to the third quarter of 2021, wealth management revenue decreased 13.6%, primarily due to a decline in assets under administration resulting from market performance.

Noninterest Expense

Noninterest expense for the third quarter of 2022 was $43.5 million, an increase of 5.2% from $41.3 million in the second quarter of 2022. The increase was attributable to small increases across most expense items consistent with the growth of the Company including the full quarter impact of the branch purchase completed in June 2022.

Relative to the third quarter of 2021, noninterest expense increased 5.3% from $41.3 million, primarily due to higher marketing, loan, and other expense.

Loan Portfolio

Total loans outstanding were $6.20 billion at September 30, 2022, compared with $5.80 billion at June 30, 2022, and $4.92 billion at September 30, 2021. The increase in total loans from June 30, 2022 was attributable to growth in all portfolios with the exception of the SBA PPP loan portfolio, which continues to decline as loans are forgiven.

Equipment finance balances increased $49.4 million from June 30, 2022 to $1.03 billion at September 30, 2022.

Compared to loan balances at September 30, 2021, growth in equipment finance balances, other commercial loans, commercial real estate loans, and consumer loans was partially offset by declines in commercial FHA warehouse lines and PPP loans.

Deposits

Total deposits were $6.40 billion at September 30, 2022, compared with $6.18 billion at June 30, 2022, and $5.60 billion at September 30, 2021. The increase in total deposits from the end of the prior quarter was primarily attributable to growth in noninterest-bearing and lower-cost interest-bearing deposits.

Asset Quality

Nonperforming loans totaled $46.9 million, or 0.76% of total loans, at September 30, 2022, compared with $56.9 million, or 0.98% of total loans, at June 30, 2022. The decrease in nonperforming loans was attributable to a combination of paydowns, note sale, and a charge off of a previously resolved loan relationship. At September 30, 2021, nonperforming loans totaled $54.6 million, or 1.11% of total loans.

Net charge-offs for the third quarter of 2022 were $3.2 million, or 0.21% of average loans on an annualized basis, compared to net charge-offs of $2.8 million, or 0.20% of average loans on an annualized basis, for the second quarter of 2022, and $3.0 million, or 0.25% of average loans on an annualized basis, for the third quarter of 2021.

The Company recorded a provision for credit losses on loans of $7.0 million for the third quarter of 2022, which was primarily related to the growth in total loans and negative economic forecasts.

The Company’s allowance for credit losses on loans was 0.95% of total loans and 125.1% of nonperforming loans at September 30, 2022, compared with 0.95% of total loans and 96.5% of nonperforming loans at June 30, 2022.

Capital

During the third quarter of 2022, the Company raised $115 million of capital through a preferred stock offering, which increased its total capital, tier 1 capital, and tier 1 leverage ratios. At September 30, 2022, Midland States Bank and the Company exceeded all regulatory capital requirements under Basel III, and Midland States Bank met the qualifications to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	Bank Level Ratios as of Sept. 30, 2022	Consolidated Ratios as of Sept. 30, 2022	Minimum Regulatory Requirements (2)
Total capital to risk-weighted assets	11.19%	12.79%	10.50%
Tier 1 capital to risk-weighted assets	10.43%	10.05%	8.50%
Tier 1 leverage ratio	9.75%	9.40%	4.00%
Common equity Tier 1 capital	10.43%	7.56%	7.00%
Tangible common equity to tangible assets (1)	NA	5.82%	NA

(1)   A non-GAAP financial measure. Refer to page 14 for a reconciliation to the comparable GAAP financial measure.
(2)   Includes the capital conservation buffer of 2.5%.

Since the beginning of 2022, the impact of rising interest rates on the Company’s investment portfolio has resulted in a $83.6 million decline in accumulated other comprehensive income (AOCI), which has negatively impacted tangible book value per share by $3.55, and the tangible common equity to tangible assets ratio by 103 basis points.

Stock Repurchase Program

During the third quarter of 2022, the Company did not repurchase any shares under its stock repurchase program. As of September 30, 2022, the Company had $18.6 million remaining under the current stock repurchase authorization.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 7:30 a.m. Central Time on Friday, October 21, 2022, to discuss its financial results.

Telephone Access: https://register.vevent.com/register/BIe092c94fe0b7469db1a7031df0e48485

A slide presentation relating to the third quarter 2022 financial results will be accessible prior to the scheduled conference call. This earnings release should be read together with the slide presentation. The slide presentation and webcast of the conference call can be accessed on the Webcasts and Presentations page of the Company’s investor relations website at investors.midlandsb.com under the “News and Events” tab.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of September 30, 2022, the Company had total assets of approximately $7.81 billion, and its Wealth Management Group had assets under administration of approximately $3.45 billion. Midland provides a full range of commercial and consumer banking products and services and business equipment financing, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit https://www.midlandsb.com/ or https://www.linkedin.com/company/midland-states-bank.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include “Adjusted Earnings,” “Adjusted Diluted Earnings Per Common Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre-Tax, Pre-Provision Earnings,” “Adjusted Pre-Tax, Pre-Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share” and “Return on Average Tangible Common Equity.” The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore, this presentation may not be comparable to other similarly titled measures as presented by other companies.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, the impact of inflation, the effects of the COVID-19 pandemic and its potential effects on the economic environment; changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; developments and uncertainty related to the future use and availability of some reference rates, such as the London Inter-Bank Offered Rate, as well as other alternative reference rates, and the adoption of a substitute; changes to U.S. tax laws, regulations and guidance; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Jeffrey G. Ludwig, President and CEO, at jludwig@midlandsb.com or (217) 342-7321
Eric T. Lemke, Chief Financial Officer, at elemke@midlandsb.com or (217) 342-7321
Douglas J. Tucker, SVP and Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands, except per share data)	2022	2022	2022	2021	2021
Earnings Summary
Net interest income	$64,024	$61,334	$56,827	$54,301	$51,396
Provision for credit losses	6,974	5,441	4,167	467	(184)
Noninterest income	15,826	14,613	15,613	22,523	15,143
Noninterest expense	43,496	41,339	40,884	45,757	41,292
Income before income taxes	29,380	29,167	27,389	30,600	25,431
Income taxes	5,859	7,284	6,640	7,493	5,883
Net income	$23,521	$21,883	$20,749	$23,107	$19,548

Diluted earnings per common share	$1.04	$0.97	$0.92	$1.02	$0.86
Weighted average shares outstanding - diluted	22,390,438	22,360,819	22,350,307	22,350,771	22,577,880
Return on average assets	1.22%	1.19%	1.16%	1.26%	1.15%
Return on average shareholders' equity	13.31%	13.65%	12.80%	14.04%	11.90%
Return on average tangible common equity (1)	20.20%	19.14%	17.84%	19.69%	16.76%
Net interest margin	3.63%	3.65%	3.50%	3.25%	3.34%
Efficiency ratio (1)	54.26%	53.10%	55.73%	52.61%	58.78%

Adjusted Earnings Performance Summary (1)
Adjusted earnings	$23,568	$22,191	$20,815	$25,416	$19,616
Adjusted diluted earnings per common share	$1.04	$0.98	$0.92	$1.12	$0.86
Adjusted return on average assets	1.22%	1.21%	1.16%	1.39%	1.15%
Adjusted return on average shareholders' equity	13.34%	13.84%	12.84%	15.44%	11.94%
Adjusted return on average tangible common equity	20.24%	19.41%	17.89%	21.65%	16.82%
Adjusted pre-tax, pre-provision earnings	$36,415	$35,902	$32,041	$36,324	$28,379
Adjusted pre-tax, pre-provision return on average assets	1.89%	1.95%	1.79%	1.98%	1.67%

(1) Non-GAAP financial measures. Refer to pages 12 - 14 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands, except per share data)	2022	2022	2022	2021	2021
Net interest income:
Interest income	$79,556	$69,236	$62,748	$60,427	$58,490
Interest expense	15,532	7,902	5,921	6,126	7,094
Net interest income	64,024	61,334	56,827	54,301	51,396
Provision for credit losses:
Provision for credit losses on loans	6,974	4,741	4,132	—	—
Provision for credit losses on unfunded commitments	—	700	256	388	—
Provision for other credit losses	—	—	(221)	79	(184)
Total provision for credit losses	6,974	5,441	4,167	467	(184)
Net interest income after provision for credit losses	57,050	55,893	52,660	53,834	51,580
Noninterest income:
Wealth management revenue	6,199	6,143	7,139	7,176	7,175
Residential mortgage banking revenue	210	384	599	1,103	1,287
Service charges on deposit accounts	2,597	2,304	2,068	2,338	2,268
Interchange revenue	3,531	3,590	3,280	3,677	3,651
(Loss) gain on sales of investment securities, net	(129)	(101)	—	—	160
Gain on termination of hedged interest swap	—	—	—	1,845	—
Impairment on commercial mortgage servicing rights	—	(869)	(394)	(2,072)	(3,037)
Company-owned life insurance	929	840	1,019	1,904	869
Other income	2,489	2,322	1,902	6,552	2,770
Total noninterest income	15,826	14,613	15,613	22,523	15,143
Noninterest expense:
Salaries and employee benefits	22,889	22,645	21,870	22,109	22,175
Occupancy and equipment	3,850	3,489	3,755	3,429	3,701
Data processing	6,093	6,082	5,873	5,819	6,495
Professional	1,693	1,516	1,972	1,499	1,738
Amortization of intangible assets	1,361	1,318	1,398	1,425	1,445
Loss on mortgage servicing rights held for sale	—	—	—	—	79
FHLB advances prepayment fees	—	—	—	4,859	—
Other expense	7,610	6,289	6,016	6,617	5,659
Total noninterest expense	43,496	41,339	40,884	45,757	41,292
Income before income taxes	29,380	29,167	27,389	30,600	25,431
Income taxes	5,859	7,284	6,640	7,493	5,883
Net income	$23,521	$21,883	$20,749	$23,107	$19,548

Basic earnings per common share	$1.04	$0.97	$0.92	$1.03	$0.86
Diluted earnings per common share	$1.04	$0.97	$0.92	$1.02	$0.86

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2022	2022	2022	2021	2021
Assets
Cash and cash equivalents	$313,188	$270,117	$332,264	$680,371	$662,643
Investment securities	690,504	769,278	858,246	916,132	900,319
Loans	6,198,451	5,795,544	5,539,961	5,224,801	4,915,554
Allowance for credit losses on loans	(58,639)	(54,898)	(52,938)	(51,062)	(55,675)
Total loans, net	6,139,812	5,740,646	5,487,023	5,173,739	4,859,879
Loans held for sale	4,338	5,298	8,931	32,045	26,621
Premises and equipment, net	77,519	77,668	77,857	79,220	79,701
Other real estate owned	11,141	11,131	11,537	12,059	11,931
Loan servicing rights, at lower of cost or fair value	1,297	25,879	27,484	28,865	30,916
Commercial FHA mortgage loan servicing rights held for sale	23,995	—	—	—	—
Goodwill	161,904	161,904	161,904	161,904	161,904
Other intangible assets, net	22,198	23,559	22,976	24,374	26,065
Company-owned life insurance	149,648	148,900	148,060	148,378	149,146
Other assets	226,333	201,432	202,433	186,718	184,834
Total assets	$7,821,877	$7,435,812	$7,338,715	$7,443,805	$7,093,959

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$2,025,237	$1,972,261	$1,965,032	$2,245,701	$1,672,901
Interest-bearing deposits	4,370,015	4,212,177	4,092,507	3,864,947	3,928,475
Total deposits	6,395,252	6,184,438	6,057,539	6,110,648	5,601,376
Short-term borrowings	58,518	67,689	60,352	76,803	66,666
FHLB advances and other borrowings	360,000	285,000	310,171	310,171	440,171
Subordinated debt	139,370	139,277	139,184	139,091	138,998
Trust preferred debentures	49,824	49,674	49,524	49,374	49,235
Other liabilities	79,634	73,546	76,959	93,881	139,669
Total liabilities	7,082,598	6,799,624	6,693,729	6,779,968	6,436,115
Total shareholders’ equity	739,279	636,188	644,986	663,837	657,844
Total liabilities and shareholders’ equity	$7,821,877	$7,435,812	$7,338,715	$7,443,805	$7,093,959

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2022	2022	2022	2021	2021
Loan Portfolio
Equipment finance loans	$577,323	$546,267	$528,572	$521,973	$486,623
Equipment finance leases	457,611	439,202	429,000	423,280	412,430
Commercial FHA warehouse lines	51,309	23,872	83,999	91,927	180,248
SBA PPP loans	2,810	6,409	22,862	52,477	82,410
Other commercial loans	904,840	814,710	802,692	783,811	718,054
Total commercial loans and leases	1,993,893	1,830,460	1,867,125	1,873,468	1,879,765
Commercial real estate	2,466,303	2,335,655	2,114,041	1,816,828	1,562,013
Construction and land development	225,550	203,955	188,668	193,749	200,792
Residential real estate	356,225	340,103	329,331	338,151	344,414
Consumer	1,156,480	1,085,371	1,040,796	1,002,605	928,570
Total loans	$6,198,451	$5,795,544	$5,539,961	$5,224,801	$4,915,554

Deposit Portfolio
Noninterest-bearing demand	$2,025,237	$1,972,261	$1,965,032	$2,245,701	$1,672,901
Interest-bearing:
Checking	1,905,439	1,808,885	1,779,018	1,663,021	1,697,326
Money market	1,125,333	1,027,547	964,352	869,067	852,836
Savings	704,245	740,364	710,955	679,115	665,710
Time	620,960	620,363	619,386	630,583	688,693
Brokered time	14,038	15,018	18,796	23,161	23,910
Total deposits	$6,395,252	$6,184,438	$6,057,539	$6,110,648	$5,601,376

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2022	2022	2022	2021	2021
Average Balance Sheets
Cash and cash equivalents	$195,657	$226,517	$384,231	$685,655	$525,848
Investment securities	749,022	818,927	894,634	915,707	773,372
Loans	6,040,358	5,677,791	5,274,051	4,995,794	4,800,063
Loans held for sale	6,044	9,865	31,256	34,272	15,204
Nonmarketable equity securities	37,765	36,338	36,378	39,203	43,873
Total interest-earning assets	7,028,846	6,769,438	6,620,550	6,670,631	6,158,360
Non-earning assets	618,138	615,348	631,187	605,060	597,153
Total assets	$7,646,984	$7,384,786	$7,251,737	$7,275,691	$6,755,513

Interest-bearing deposits	$4,325,098	$4,152,764	$3,953,249	$3,913,475	$3,895,970
Short-term borrowings	58,271	59,301	70,044	66,677	68,103
FHLB advances and other borrowings	340,163	307,611	311,282	319,954	440,171
Subordinated debt	139,324	139,232	139,139	139,046	138,954
Trust preferred debentures	49,751	49,602	49,451	49,307	49,167
Total interest-bearing liabilities	4,912,607	4,708,510	4,523,165	4,488,459	4,592,365
Noninterest-bearing deposits	1,969,873	1,967,263	1,989,413	2,049,802	1,434,193
Other noninterest-bearing liabilities	63,638	66,009	81,832	84,538	77,204
Shareholders' equity	700,866	643,004	657,327	652,892	651,751
Total liabilities and shareholders' equity	$7,646,984	$7,384,786	$7,251,737	$7,275,691	$6,755,513

Yields
Earning Assets
Cash and cash equivalents	2.28%	0.83%	0.18%	0.16%	0.16%
Investment securities	2.44%	2.41%	2.22%	2.12%	2.34%
Loans	4.83%	4.49%	4.40%	4.36%	4.42%
Loans held for sale	3.87%	3.15%	2.86%	3.53%	2.79%
Nonmarketable equity securities	5.78%	5.38%	5.40%	5.07%	5.05%
Total interest-earning assets	4.51%	4.12%	3.87%	3.62%	3.79%

Interest-Bearing Liabilities
Interest-bearing deposits	0.94%	0.37%	0.22%	0.22%	0.26%
Short-term borrowings	0.19%	0.15%	0.14%	0.12%	0.12%
FHLB advances and other borrowings	2.83%	1.87%	1.58%	1.75%	1.80%
Subordinated debt	5.77%	5.78%	5.78%	5.78%	5.79%
Trust preferred debentures	6.54%	5.05%	4.21%	3.90%	3.92%
Total interest-bearing liabilities	1.25%	0.67%	0.53%	0.54%	0.61%

Cost of Deposits	0.65%	0.25%	0.15%	0.15%	0.19%

Net Interest Margin	3.63%	3.65%	3.50%	3.25%	3.34%

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of and for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands, except per share data)	2022	2022	2022	2021	2021
Asset Quality
Loans 30-89 days past due	$28,275	$16,212	$29,044	$17,514	$16,772
Nonperforming loans	46,882	56,883	52,900	42,580	54,620
Nonperforming assets	59,524	69,344	66,164	57,068	69,261
Net charge-offs	3,233	2,781	2,256	4,613	2,989
Loans 30-89 days past due to total loans	0.46%	0.28%	0.52%	0.34%	0.34%
Nonperforming loans to total loans	0.76%	0.98%	0.95%	0.81%	1.11%
Nonperforming assets to total assets	0.76%	0.93%	0.90%	0.77%	0.98%
Allowance for credit losses to total loans	0.95%	0.95%	0.96%	0.98%	1.13%
Allowance for credit losses to nonperforming loans	125.08%	96.51%	100.07%	119.92%	101.93%
Net charge-offs to average loans	0.21%	0.20%	0.17%	0.37%	0.25%

Wealth Management
Trust assets under administration	$3,445,244	$3,597,944	$4,044,138	$4,217,412	$4,058,168

Market Data
Book value per share at period end	$28.48	$28.84	$29.26	$30.11	$29.64
Tangible book value per share at period end (1)	$20.14	$20.43	$20.87	$21.66	$21.17
Market price at period end	$23.57	$24.04	$28.86	$24.79	$24.73
Common shares outstanding at period end	22,074,740	22,060,255	22,044,626	22,050,537	22,193,141

Capital
Total capital to risk-weighted assets	12.79%	11.44%	11.74%	12.19%	13.10%
Tier 1 capital to risk-weighted assets	10.05%	8.63%	8.82%	9.16%	9.73%
Tier 1 common capital to risk-weighted assets	7.56%	7.66%	7.80%	8.08%	8.55%
Tier 1 leverage ratio	9.40%	7.98%	7.96%	7.75%	8.16%
Tangible common equity to tangible assets (1)	5.82%	6.22%	6.43%	6.58%	6.80%

(1) Non-GAAP financial measures. Refer to pages 12 - 14 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands, except per share data)	2022	2022	2022	2021	2021
Income before income taxes - GAAP	$29,380	$29,167	$27,389	$30,600	$25,431
Adjustments to noninterest income:
Loss (gain) on sales of investment securities, net	129	101	—	—	(160)
(Gain) on termination of hedged interest rate swap	—	—	—	(1,845)	—
Total adjustments to noninterest income	129	101	—	(1,845)	(160)
Adjustments to noninterest expense:
(Loss) on mortgage servicing rights held for sale	—	—	—	—	(79)
FHLB advances prepayment fees	—	—	—	(4,859)	—
Integration and acquisition expenses	68	(324)	(91)	(171)	(176)
Total adjustments to noninterest expense	68	(324)	(91)	(5,030)	(255)
Adjusted earnings pre tax	29,441	29,592	27,480	33,785	25,526
Adjusted earnings tax	5,873	7,401	6,665	8,369	5,910
Adjusted earnings - non-GAAP	$23,568	$22,191	$20,815	$25,416	$19,616
Adjusted diluted earnings per common share	$1.04	$0.98	$0.92	$1.12	$0.86
Adjusted return on average assets	1.22%	1.21%	1.16%	1.39%	1.15%
Adjusted return on average shareholders' equity	13.34%	13.84%	12.84%	15.44%	11.94%
Adjusted return on average tangible common equity	20.24%	19.41%	17.89%	21.65%	16.82%

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2022	2022	2022	2021	2021
Adjusted earnings pre tax - non-GAAP	$29,441	$29,592	$27,480	$33,785	$25,526
Provision for credit losses	6,974	5,441	4,167	467	(184)
Impairment on commercial mortgage servicing rights	—	869	394	2,072	3,037
Adjusted pre-tax, pre-provision earnings - non-GAAP	$36,415	$35,902	$32,041	$36,324	$28,379
Adjusted pre-tax, pre-provision return on average assets	1.89%	1.95%	1.79%	1.98%	1.67%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Efficiency Ratio Reconciliation

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2022	2022	2022	2021	2021
Noninterest expense - GAAP	$43,496	$41,339	$40,884	$45,757	$41,292
Loss on mortgage servicing rights held for sale	—	—	—	—	(79)
FHLB advances prepayment fees	—	—	—	(4,859)	—
Integration and acquisition expenses	68	(324)	(91)	(171)	(176)
Adjusted noninterest expense	$43,564	$41,015	$40,793	$40,727	$41,037

Net interest income - GAAP	$64,024	$61,334	$56,827	$54,301	$51,396
Effect of tax-exempt income	307	321	369	372	402
Adjusted net interest income	64,331	61,655	57,196	54,673	51,798

Noninterest income - GAAP	15,826	14,613	15,613	22,523	15,143
Impairment on commercial mortgage servicing rights	—	869	394	2,072	3,037
Loss (gain) on sales of investment securities, net	129	101	—	—	(160)
(Gain) on termination of hedged interest rate swap	—	—	—	(1,845)	—
Adjusted noninterest income	15,955	15,583	16,007	22,750	18,020

Adjusted total revenue	$80,286	$77,238	$73,203	$77,423	$69,818

Efficiency ratio	54.26%	53.10%	55.73%	52.61%	58.78%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands, except per share data)	2022	2022	2022	2021	2021
Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$739,279	$636,188	$644,986	$663,837	$657,844
Adjustments:
Preferred Stock	(110,548)	—	—	—	—
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(22,198)	(23,559)	(22,976)	(24,374)	(26,065)
Tangible common equity	$444,629	$450,725	$460,106	$477,558	$469,875

Total Assets to Tangible Assets:
Total assets—GAAP	$7,821,877	$7,435,812	$7,338,715	$7,443,805	$7,093,959
Adjustments:
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(22,198)	(23,559)	(22,976)	(24,374)	(26,065)
Tangible assets	$7,637,775	$7,250,349	$7,153,835	$7,257,527	$6,905,990

Common Shares Outstanding	22,074,740	22,060,255	22,044,626	22,050,537	22,193,141

Tangible Common Equity to Tangible Assets	5.82%	6.22%	6.43%	6.58%	6.80%
Tangible Book Value Per Share	$20.14	$20.43	$20.87	$21.66	$21.17

Return on Average Tangible Common Equity (ROATCE)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2022	2022	2022	2021	2021
Net income	$23,521	$21,883	$20,749	$23,107	$19,548

Average total shareholders' equity—GAAP	$700,866	$643,004	$657,327	$652,892	$651,751
Adjustments:
Preferred Stock	(54,072)	—	—	—	—
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(22,859)	(22,570)	(23,638)	(25,311)	(27,132)
Average tangible common equity	$462,031	$458,530	$471,785	$465,677	$462,715
ROATCE	20.20%	19.14%	17.84%	19.69%	16.76%